UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01          Other Events.

On March 25, 2021, South Jersey Industries, Inc. (the “Company”) priced the registered public remarketing of $287,500,000 aggregate principal amount of its Series A junior subordinated notes due April 15, 2031 (the “Notes”).  The Notes were originally issued on April 23, 2018, as components of equity units that were initially in the form of corporate units issued by the Company.  The interest rate on the Notes has been reset to 5.020% per year, and this reset rate will become effective on the settlement date of the remarketing.  Interest on the Notes will be payable semi-annually on April 15 and October 15, commencing on April 15, 2021, and at maturity.  The remarketing is expected to settle on or around March 30, 2021, subject to customary closing conditions.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the remarketing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Number	Exhibit
4.1	Officer’s Certificate of South Jersey Industries, Inc., dated March 25, 2021, setting forth the terms of the Notes effective March 29, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021	SOUTH JERSEY INDUSTRIES, INC.

	By:	/s/ Steven Cocchi
	Name:	Steven Cocchi
	Title:	Chief Financial Officer